SECOND
                        MODIFICATION OF LOAN AGREEMENT

      This Modification of Loan Agreement (the "Second Modification") is made as of this 30th day of June, 1997 by and among MACE SECURITY INTERNATIONAL, INC., a Delaware corporation with its principal office and place of business at 160 Benmont Avenue, Bennington, Vermont 05201 ("Borrower") and KEYBANK NATIONAL ASSOCIATION (formerly known as Key Bank of New York), a national banking association with an office for the transaction of business at 66 South Pearl Street, Albany, New York 12207 ("Bank").

      WHEREAS, the Borrower and the Bank entered into a Loan Agreement dated October 31, 1996 (the "Loan Agreement"); and

      WHEREAS, the terms of the Loan Agreement required the Borrower to meet certain financial performance criteria; and

      WHEREAS, the Borrower previously requested that the Bank waive the requirement that the Borrower comply with the financial performance criteria for prior fiscal quarters to which request the Bank consented as set forth in a Modification Of Loan Agreement made as of April 14, 1997 (the "First Modification"); and

      WHEREAS, Borrower has now requested that the Bank waive the requirement that Borrower comply with the financial performance criteria for the fiscal quarters (ending June 30, 1997 and October 31, 1997; and

      WHEREAS, the Bank has agreed to said waivers in consideration of a continuation of the modification set forth in the First Modification and the payment of a Waiver Fee (hereinbelow defined);

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. DEFINITIONS. All capitalized terms used herein not otherwise defined herein or defined by the context of their usage, shall have those definitions set forth in the Loan Agreement.

      2. FINANCIAL PERFORMANCE COVENANT WAIVERS. The Bank hereby waives any failure of the Borrower to comply with the provisions of covenants 8(d), 8(j), 8(k), 8(l) and 8(m) for the rolling four quarter periods ending June 30, 1997 and October 31, 1997.

      3. WAIVER FEE. Borrower shall pay the Bank a fee of $4,600.00 (the "Waiver Fee") as compensation for the Waiver as set forth in covenant 2 herein. The parties acknowledge that it is difficult to calculate the value of said waiver to Borrower but the Waiver Fee is a reasonable compensation for the waiver of rights by the Bank and the increased risk to the Bank evidenced by Borrower's failure to meet the financial performance criteria set forth in the Loan Agreement.

      4. NO FURTHER MODIFICATIONS. Except as modified pursuant to the First Modification and herein, the Loan Agreement is hereby ratified and confirmed. To the extent necessary, if any, any other Loan Documents executed in conjunction with the Loan Agreement are hereby modified to reflect the terms of this Second Modification.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Modification as of the day and year first above written.

                                       Mace Security International, Inc.



                                       By: /s/ Jon E. Goodrich
                                           -------------------------------------
                                           Name:  Jon E. Goodrich
                                           Title: President


                                       KeyBank National Association



                                       By: /s/ Michael F. Lapham
                                           -------------------------------------
                                           Michael F. Lapham
                                           Vice President


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